SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            FORM 8-K


                       CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            February 18, 1998


                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)

Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification
Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)


Item 5.  Other Events

On February 18, 1998, the Registrant issued a press release reporting that it had declared a two-for-one stock split of its comonstock to its shareholders of record on March 16, 1998.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated February 18, 1998.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: March 3, 1998       By: /s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer


                        EXHIBIT 99.1
Headline: OHSL Financial Corp. Announces Two-for-One Split
          -------------------------------------------

Text:

      Cincinnati, Feb. 18/PRNewswire/ -- OHSL Financial Corp., (Nasdaq: OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., today declared a two-for-one stock split of the Corporation's common stock to shareholders of record on March 16, 1998. The split will be effected by distributing one additional share of each share currently held on the record date. The additional stock certificates will be mailed to stockholders on April 6, 1998.
      In announcing the stock split, Mr. Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial, stated, "this stock split will bring our market price into a range which will enable individual investors to participate in our growth.
The additional shares which will be created will bring additional liquidity to our stock. Both of these items are positive news for our shareholders."
      OHSL Financial is a single thrift holding company which owns 100% of the common stock of Oak Hills Savings and loan, a $240 million thrift with five offices located in the western communities of Cincinnati, Ohio.


SOURCE   OHSL Financial Corp.
                                             2/18/98
Contact: Patrick J. Condren, Treasurer, Chief Financial Officer, of OHSL (513) 574-3322.